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                                                                     EXHIBIT 2.6

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made and entered into as of April ____, 2000, among ZixIt Corporation, a Texas corporation (the "Company"), and H. Wayne Huizenga, an individual ("HWH"), and his affiliates and assigns set forth in Schedule "1" hereto.

                                    RECITALS

         1. HWH and the stockholders set forth in Schedule "1" hereto (collectively, the "Stockholders") have purchased and own shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in the amounts set forth in Schedule "1."

         2. HWH and the warrant holders set forth in Schedule "1" hereto (collectively, the "Warrant Holders") are the holders of warrants to purchase shares of the Common Stock ("Warrants") in the amounts set forth in Schedule "1."

         3. The Company desires to grant to the Stockholders and the Warrant Holders (collectively the "Holders") registration rights for the Registrable Securities (as herein defined) pursuant to the terms and conditions set forth herein.

                                    AGREEMENT

         In consideration of the premises and of the terms and conditions herein contained, the parties hereto mutually agree as follows:

                                   DEFINITIONS

         As used herein, the following terms shall have the following respective meanings:

         "Commission" means the United States Securities and Exchange Commission or any successor Governmental Body.

         "Cutback Registration" means any Requested Registration or Piggyback Registration to be effected as an underwritten Public Offering in which the Managing Underwriter with respect thereto advises the Company and the Requesting Holder(s) in writing that, in its reasonable opinion, the number of securities requested to be included in such registration (including securities of the Company or other security holders that are not Registrable Securities) exceeds the number that can reasonably be sold in such offering without a reduction in the selling price anticipated to be received for the securities to be sold in such Public Offering.

         "Effective Registration" means a Requested Registration that has been declared or ordered effective in accordance with the rules of the Commission.



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         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis.

         "Governmental Body" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

         "Indemnified Party" means a party entitled to indemnity in accordance with Section 2.6.

         "Indemnifying Party" means a party obligated to provide indemnity in accordance with Section 2.6.

         "Inspectors" has the meaning ascribed to it in Section 2.3(j).

         "Losses" has the meaning ascribed to it in Section 2.6(a).

         "Managing Underwriter" means, with respect to any Public Offering, the underwriter or underwriters managing such Public Offering.

         "NASD" means the National Association of Securities Dealers.

         "Notice of Piggyback Registration" has the meaning ascribed to it in
Section 2.2 (a).

         "Person" means any individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Piggyback Registration" means any registration of equity securities of the Company of the same class as the Registrable Securities under the Securities Act (other than a registration in respect of a dividend reinvestment or similar plan for stockholders of the Company or on Form S-4 or Form S-8 promulgated by the Commission, or any successor forms thereto), whether for sale for the account of the Company or for the account of any holder of securities of the Company (other than Registrable Securities).

         "Public Offering" means any offering of Common Stock to the public, either on behalf of the Company or any or its securityholders, pursuant to an effective registration statement under the Securities Act.

         "Records" has the meaning ascribed to it in Section 2.3(j).

         "Registrable Securities" means (i) the Common Stock held by the Stockholders; (ii) the Warrant Stock; and (iii) any additional shares of Common Stock issued or distributed by way of a dividend, stock split or other distribution in respect of the securities under subsections (i) or (ii)



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above or acquired by way of any rights offering or similar offering made in respect of the securities under subsections (i) or (ii) above. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144, (iii) such securities shall have ceased to be outstanding or (iv) such securities can be distributed to the public without restrictions of any kind pursuant to Rule 144(k) promulgated by the Commission under the Securities Act.

         "Registration Expenses" means all expenses incident to the Company's performance of or compliance with its obligations under this Agreement to effect the registration of Registrable Securities in a Requested Registration or a Piggyback Registration, including, without limitation, all registration, filing, securities exchange listing and NASD fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, any fees or disbursements for opinions to delete Securities legends or restrictions, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities. Registration Expenses expressly exclude, however, underwriting or selling commissions or fees, transfer taxes, fees and disbursements of counsel to the Requesting Holder(s) and any other fees and disbursements incurred by the Requesting Holders solely in their discretion.

         "Requesting Holder(s)" means, with respect to any Requested Registration or Piggyback Registration, the Holder(s) of Registrable Securities requesting to have Registrable Securities included in such registration in accordance with this Agreement.

         "Requested Registration" means any registration of Registrable Securities under the Securities Act effected in accordance with Section 2.1.

         "Rule 144" means Rule 144 promulgated by the Commission under the Securities Act, and any successor provision thereto.

         "Securities" means any of the Warrants, Warrant Stock or Common Stock.

         "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations thereunder.

         "Warrant Stock" means the Common Stock issuable upon exercise of the Warrants.

SECTION 1. Company's Obligation to Effect Registration. Immediately following the date hereof, the Company shall commence the preparation of and file as promptly thereafter as practicable, a registration statement on Form S-3 (or such other form as the Holders or their counsel may



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reasonably require) so as to permit the resale by such Holders of all
Registrable Securities pursuant to such registration statement and, in any event, the Company shall use its best efforts to effect the registration under the Securities Act of all the Registrable Securities by June 1, 2000.

SECTION 2. Registration Rights.

         2.1 Requested Registrations.

                  (a) Registration Requests. If the Company fails to effect the registration referred to in Section 1 hereof, at any time and from time to time after June 1, 2000, upon the written request of Holders owning at least thirty three and one-third percent (33 1/3%) of the Registrable Securities (the "Necessary Holders") that the Company effect the registration under the Securities Act of all or part of such Holders' Registrable Securities (which request shall specify the number of Registrable Securities which the Requesting Holder proposes the Company to register and the Requesting Holders' intended method of disposition thereof, which shall be no less than thirty three and one-third percent of the Registrable Securities), the Company shall use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested by the Requesting Holders to register so as to permit their disposition pursuant to such registration and to effect the registration in accordance with the Requesting Holders' intended method of disposition of such Registrable Securities. If requested by the Requesting Holders, the method of disposition of all Registrable Securities included in such registration shall be in an underwritten offering effected in accordance with Section 2.4(a). Notwithstanding the foregoing, the Company may postpone effecting a Requested Registration for a reasonable period of time (not to exceed sixty (60) days) after receipt of the Necessary Holders' written request therefor if: (a) the Board of Directors of the Company in good faith resolves that effecting the registration would require the Company to make public disclosure of material, non-public information that, if publicly disclosed, would have a material adverse effect upon a material corporate development or transaction then pending or in progress that involves the Company; and (b) the Company notifies the Requesting Holders in writing, within five (5) days after the Necessary Holders have requested such registration, of such postponement and the grounds therefor; provided that the Company shall not postpone effecting such registration pursuant to this sentence more than once in any twelve (12) month period; and, provided, further, that the Company shall promptly proceed with its obligations hereunder to effect such registration once such information is publicly disclosed or the disclosure of such information is not likely to have a material adverse effect upon such corporate development or transaction. The Company and other securityholders who hold piggyback registration rights shall have the right to include any of the Company's Securities (other than Registrable Securities) in a registration statement to be filed as part of a Requested Registration subject in all events to subsection
(e) below.

                  (b) Maximum Number of Requested Registrations Per Holder. Notwithstanding anything herein to the contrary, the Company will not be required to honor a Holder's request for a Requested Registration if the Company has previously effected two (2) Effective Registrations under this Section 2.1.



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                  (c) Registration Statement Form. The Requested Registration
shall be on such appropriate registration form promulgated by the Commission as shall be selected by the Company that shall permit the disposition of such Registrable Securities in accordance with the intended method or methods specified in the Requesting Holder's request for such registration.

                  (d) Registration Expenses. The Company will pay all Registration Expenses incurred in connection with any Requested Registration.

                  (e) Priority in Cutback Registrations. If a Requested Registration becomes a Cutback Registration, the Company will include in any such registration to the extent of the number which the Managing Underwriter advises the Company can be sold in such offering (i) first, Registrable Securities requested to be included by the Requesting Holder, and (ii) second, other securities of the Company, if permitted, proposed to be included in such registration, allocated among the Company and the holders thereof in accordance with the priorities then existing among the Company and the holders of such other securities; and any securities so excluded shall be withdrawn from and shall not be included in such Requested Registration.

         2.2 Piggyback Registrations.

                  (a) Right to Include Registrable Securities. Unless the Company has registered for resale the Registrable Securities pursuant to Section 1 or Section 2.1, then if the Company at any time proposes to effect a Piggyback Registration after June 1, 2000, it will each such time give prompt written notice (a "Notice of Piggyback Registration"), at least twenty (20) days prior to the anticipated filing date, to all Holders of Registrable Securities of its intention to do so and of such Holders' rights under this Section 2.2, which Notice of Piggyback Registration shall include a description of the intended method of disposition of such securities. Upon the written request of any Holder made within fifteen (15) days after receipt of a Notice of Piggyback Registration (which request shall specify the Registrable Securities intended to be disposed of by such Holder and, subject to the provisions of Section 2.3(b), the intended method of disposition thereof), the Company will use its best efforts to include in the registration statement relating to such Piggyback Registration all Registrable Securities which the Company has been so requested to register. Notwithstanding the foregoing, if, at any time after giving a Notice of Piggyback Registration and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, the Company will be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, the Company shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligations to effect a Requested Registration under Section 2.1.



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                  (b) Registration Expenses. The Company will pay all
Registration Expenses incurred in connection with each Piggyback Registration.

                  (c) Priority in Cutback Registrations. If a Piggyback Registration becomes a Cutback Registration, the Company will include in such registration to the extent of the amount of the securities which the Managing Underwriter advises the Company can be sold in such offering: (1) first, if such registration as initially proposed by the Company was primarily a registration of its securities for its own account, the securities proposed by the Company to be sold for its own account; (2) second, if such registration was primarily a registration of securities pursuant to the demand registration rights of a third party, the securities proposed to be sold for such party's account; and (3) third, any Registrable Securities and other securities requested to be included in such registration by Requesting Holders or other Persons holding registration rights, pro rata on the basis of the number of securities sought to be sold by Requesting Holders or other Persons holding registration rights.

         2.3 Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2.1 or Section 2.2, the Company shall use its best efforts to effect the registration of such Registrable Securities in accordance with the intended methods of disposition thereof specified by the Requesting Holder(s). Without limiting the foregoing, the Company in each such case will use its best efforts to, as expeditiously as possible:

                  (a) prepare and file with the Commission the requisite registration statement to effect such registration and use its best efforts to cause such registration statement to become effective, provided that such registration statement or any amendment thereto will not be filed with the Commission until the Requesting Holder(s) and their counsel have had a reasonable opportunity to review the same and to exercise their rights under
Section 2.3(j);

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and any prospectus used in connection therewith as may be reasonably necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement, in accordance with the intended methods of disposition thereof, until the earlier of (i) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (ii) for as long as the Warrants remain exercisable;

                  (c) promptly notify each Requesting Holder and the underwriter or underwriters, if any:

                           (1) when such registration statement or any
prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;



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                           (2) of any written comments from the Commission with
respect to any filing referred to in clause (1) above and of any written request by the Commission for amendments or supplements to such registration statement or prospectus;

                           (3) of the notification to the Company by the
Commission of its initiation of any proceeding with respect to the issuance by the Commission of, or of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement; and

                           (4) of the receipt by the Company of any notification
with respect to the suspension of the qualification or registration of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

                  (d) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 (or any successor rule) promulgated under the Securities Act relating to such Holder's Registrable Securities, and such other documents, as such seller may reasonably request to facilitate the disposition of its Registrable Securities;

                  (e) unless otherwise exempt from such requirements in such applicable jurisdictions, use its best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Holder thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company will not for any such purpose be required to (i) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 2.3(e) be obligated to be so qualified, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any jurisdiction;

                  (f) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other Governmental Body as may be necessary to enable each Holder thereof to consummate the disposition of such Registrable Securities;

                  (g) in an underwritten public offering, furnish to each Requesting Holder a signed counterpart, addressed to such Holder (and the underwriters, if any), of



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                           (1) an opinion of counsel for the Company, dated the
effective date of such registration statement, reasonably satisfactory in form and substance to such Holder, and

                           (2) a "comfort" letter, dated the effective date of
such registration statement, signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten Public Offerings of securities, and in the case of the accountants' letter, such other financial matters as such Holder (or underwriters, if any) may reasonably request;

                  (h) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (i) otherwise use the Company's best efforts to comply with all applicable rules and regulations of the Commission;

                  (j) make available for inspection by any Requesting Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as will be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement, and permit the Inspectors to participate in the preparation of such registration statement and any prospectus contained therein and any amendment or supplement thereto. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential will not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. Each seller of Registrable Securities agrees by acquisition of such Registrable Securities that it will,



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upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                  (k) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                  (l) use the Company's best efforts to cause all Registrable Securities covered by such registration statement to be listed, upon official notice of issuance, on any securities exchange or quotation system on which any of the securities of the same class as the Registrable Securities are then listed;

                  (m) the Company may require each Holder of Registrable Securities as to which any registration is being effected to, and each such Holder, as a condition to including Registrable Securities in such registration, will, furnish the Company with such information and affidavits regarding such Holder and the distribution of such Securities as the Company may from time to time reasonably request in writing in connection with such registration; and

                  (n) each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(h), such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3(h) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, then any periods of time in which any Holder is required to take or refrain from taking any action referred to in this Agreement shall be deemed to be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to Section 2.3(h) and to and including the date when each holder of any Registrable Securities covered by such registration statement will receive the copies of the supplemented or amended prospectus contemplated by Section 2.3(h).

         2.4 Underwritten Offerings.

                  (a) Underwritten Requested Offerings. In the case of any underwritten Public Offering being effected pursuant to a Requested Registration, the Managing Underwriter and any other underwriter or underwriters with respect to such offering will be selected by the Company with the prior written approval of the Holders of a majority of the Registrable Securities to be included in such underwritten offering which approval shall not be unreasonably withheld. The Company will enter into an underwriting agreement in customary form with such underwriter or underwriters, which will include, among other provisions, indemnities to the effect and to the extent provided in
Section 2.6. The Holders of Registrable Securities to be distributed by such underwriters will be



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parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for their benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to their obligations. No Holder of Registrable Securities will be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder's ownership of the Securities being registered on its behalf and such Holder's intended method of distribution and any other representation required by law. No Requesting Holder may participate in such underwritten offering unless such Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Requesting Holder disapproves of the terms of an underwriting, such Holder may elect to withdraw therefrom and from such registration by notice to the Company and the Managing Underwriter, and each of the remaining Requesting Holders will be entitled to increase the number of Registrable Securities being registered to the extent of the Registrable Securities so withdrawn in the proportion which the number of Registrable Securities being registered by such remaining Requesting Holder bears to the total number of Registrable Securities being registered by all such remaining Requesting Holders.

                  (b) Underwritten Piggyback Offerings. If the Company at any time proposes to register any of its securities in a Piggyback Registration and such securities are to be distributed by or through one or more underwriters, the Company will, subject to the provisions of Section 2.2(c), arrange for such underwriters to include the Registrable Securities to be offered and sold by such Holder among the securities to be distributed by such underwriters. All Registrable Securities included in such a Piggyback Registration must be distributed through such underwriters in the same manner as all other securities are being distributed in such Public Offering. The Holders of Registrable Securities to be distributed by such underwriters will be parties to the underwriting agreement between the Company and such underwriter or underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for their benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to their obligations. No Holder of Registrable Securities will be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder's ownership of the securities being registered on its behalf and such Holder's intended method of distribution and any other representation required by law. No Requesting Holder may participate in such underwritten offering unless such Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Requesting Holder disapproves of the terms of an underwriting, such Holder may elect to withdraw therefrom and from such registration by notice to the Company and the Managing Underwriter, and each of the remaining Requesting



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Holders will be entitled to increase the number of Registrable Securities being registered to the extent of the Registrable Securities so withdrawn in the proportion which the number of Registrable Securities being registered by such remaining Requesting Holder bears to the total number of Registrable Securities being registered by all such remaining Requesting Holders.

         2.5 Holdback Agreements.

                  (a) Registrable Securities. If and to the extent requested by the Managing Underwriter, each Holder of Registrable Securities, by acquisition of such Registrable Securities, agrees, to the extent permitted by law, not to effect any public sale or distribution (including a sale under Rule 144) of such Securities, or any Securities convertible into or exchangeable or exercisable for such Securities, during the ten (10) days prior to and the ninety (90) days after the effective date of any registration statement filed by the Company in connection with an underwritten Public Offering (or for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter, in order to complete the sale and distribution of the Securities included in such registration), except as part of such registration statement, whether or not such Holder participates in such registration.

                  (b) By the Company. If and to the extent requested by the Managing Underwriter, the Company agrees not to effect any public or private sale or distribution of its equity Securities, or any Securities convertible into or exchangeable or exercisable for such Securities, during the ten (10) days prior to and the ninety (90) days after the effective date of the registration statement filed in connection with an underwritten offering made pursuant to a Requested Registration or a Piggyback Registration (or for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter, in order to complete the sale and distribution of the securities included in such registration), except as part of such underwritten registration and except pursuant to registrations on Form S-4 or Form S-8 promulgated by the Commission or any successor or similar forms thereto.

                  (c) Exception. The foregoing provisions will not apply to any Holder of securities of the Company to the extent such Holder is prohibited by applicable law from agreeing to withhold from sale.

         2.6 Indemnification.

                  (a) Indemnification by the Company. The Company will, to the full extent permitted by law, indemnify and hold harmless each Holder of Registrable Securities included in any registration statement filed in connection with a Requested Registration or a Piggyback Registration, its directors and officers, and each other Person, if any, who controls any such seller within the meaning of the Securities Act, against any losses, claims, damages, expenses or liabilities, joint or several (together, "Losses"), to which such Holder or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon



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any untrue or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and the Company will reimburse such Holder and each such director, officer and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss (or action or proceeding in respect thereof); provided that the Company will not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or omission made in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon or in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Holder specifically stating that it is for use in the preparation thereof. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer or controlling Person, and will survive the transfer of such Securities by such Holder. The Company will also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to sellers of Registrable Securities.

                  (b) Indemnification by the Sellers. Each Holder of Registrable Securities which are included or are to be included in any registration statement filed in connection with a Requested Registration or a Piggyback Registration, as a condition to including Registrable Securities in such registration statement, will, to the full extent permitted by law, indemnify and hold harmless the Company, its directors and officers, and each other Person, if any, who controls the Company within the meaning of the Securities Act, against any Losses to which the Company or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the obligation to provide indemnification pursuant to this Section 2.6(b) will be several, and not joint and several, among such Indemnifying Parties on the basis of the number of Registrable Securities included in such registration statement. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and will survive the transfer of such securities by such Holder. Such Holders will also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to the Company.

                  (c) Notice of Claims, etc. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.6(a) or Section 2.6(b), such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party pursuant to such paragraphs, give written notice to the latter of the commencement of such action, provided that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under the preceding paragraphs of this
Section 2.6, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party will be entitled to participate in and, unless a conflict of interest between such Indemnified Party and any Indemnifying Party exists with respect to such claim, to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party may participate in such defense at the Indemnified Party's expense; and provided further that the Indemnified Party or Indemnified Parties will have the right to employ one counsel to represent it or them if they have legal defenses which are different from or in addition to those available to the Indemnifying Party, and in that event the reasonable fees and expenses of such one counsel will be paid by the Indemnifying Party. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of the claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim, in which event the Indemnifying Party will be obligated to pay the fees and expenses of such additional counsel for the Indemnified Parties. No Indemnifying Party will consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party, unless only money damages are involved, and in any event such consent will not be unreasonably withheld. No Indemnifying Party will be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

                  (d) Contribution. If the indemnity and reimbursement obligation provided for in any paragraph of this Section 2.6 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then the Indemnifying Party will contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault will be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 2.6(d). The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this Section 2.6(d) will be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Loss which is the subject of this Section 2.6(d). No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from the Indemnifying Party if the Indemnifying Party was not guilty of such fraudulent misrepresentation.

                  (e) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 2.6 (with appropriate modifications) will be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any Governmental Body other than the Securities Act. The provisions of this Section 2.6 will be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

                  (f) Indemnification Payments. The indemnification required by this Section 2.6 will be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred.

         2.7 Covenants Relating to Rule 144. If at any time the Company is required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company will file reports in compliance with the Exchange Act, will comply with all rules and regulations of the Commission applicable in connection with the use of Rule 144 and take such other actions and furnish each Holder with such other information as such Holder may reasonably request in order to avail itself of such rule or any other rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration, and will, at its expense, forthwith upon the request of any holder of Registrable Securities, deliver to such holder a certificate, signed by the Company's principal financial officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Company's Commission file number, (d) the number of shares of each class of stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

SECTION 3. Survival. The terms and provisions of this Agreement and all the rights and benefits inuring to the Holders and the obligations imposed on the Company hereunder shall survive any Change of Control (as herein defined). For purposes hereof, a "Change of Control" shall mean and include any of the following (i) a merger or consolidation of the Company with or into any other corporation or other business entity in which the Company is the surviving corporation (except one in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 50% of the outstanding securities having the right to vote in an election of the Board of Directors ("Voting Stock") of the Company); or any such merger or consolidation in which the Company is not the surviving corporation; (ii) a sale, lease, exchange or other transfer (in one transaction or a related series of transactions) of all or substantially all of the Company's assets; (iii) the acquisition by any person or any group of persons (other than the Company, any of its direct or indirect subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its direct or indirect subsidiaries) acting together in any transaction or related series of transactions, of such number of shares of the Company's Voting Stock as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, 50% or more of the combined voting power of the Voting Stock of the Company other than as a result of an acquisition of securities directly from the Company, or solely as a result of an acquisition of securities by the Company which by reducing the number of shares of the Voting Stock outstanding increases the proportionate voting power represented by the Voting Stock owned by any such person to 50% or more of the combined voting power of such Voting Stock; or (iv) a change in the composition of the Company's Board of Directors following a tender offer or proxy contest, as a result of which persons who, immediately prior to a tender offer or proxy contest, constituted the Company's Board of Directors shall cease to constitute at least a majority of the members of the Board of Directors.

SECTION 4. Term. The Company's obligations under this Agreement will terminate as to any individual Holder at the earlier of (1) the first time at which that Holder would be entitled, under Rule 144 under the Act, to sell all of the Common Stock and the Warrant Stock then owned by the Holder in a single three month period regardless of the volume of trading in the Company's common stock, and (2) the tenth anniversary of the date hereof.

SECTION 5. Miscellaneous.

         5.1 Successors And Assigns. This Agreement will be binding upon and will inure to the benefit of the parties, and their respective successors and assigns, including any assignee of all or part of the Registrable Securities.

         5.2 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflict of laws principles.

         5.3 Headings. Section headings are inserted herein for convenience only and do not form a part of this Agreement.

         5.4 Entire Agreement; Amendment. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated herein, supersedes all prior written agreements and negotiations and oral understandings, if any, and may not be amended, supplemented or discharged except by performance or by an instrument in writing signed by all the parties hereto.

         5.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         5.6 Notices. All notices, statements, instructions or other documents required to be given hereunder, will be in writing and will be given personally, by courier, by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, or by confirmed telecopy addressed to each of the Holders at the address set forth on the signature pages hereof and to the Company at its principal office, One Galleria Tower, 13355 Noel Road, Suite 1555, Dallas, Texas 75240-6604 Attention:
President, Facsimile: (972) 702-7054 Each party hereto, by written notice given to the other parties hereto in accordance with this Section 5.6, may change the address to which notices, statements, instructions or other documents are to be sent to such party. All notices, statements, instructions and other documents hereunder that are mailed will be deemed to have been given when actually received or three (3) days after deposited in the United States mails.

         5.7 Accounting Terms. Unless otherwise specified, all accounting terms used in this Agreement will be interpreted in accordance with GAAP.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.


                                       CORPORATION:

                                       ZIXIT CORPORATION,
                                       a Texas corporation


                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                       HOLDERS:



                                       -----------------------------------------
                                       H. Wayne Huizenga



                      COUNTERPART SIGNATURE PAGES FOR EACH
                           HOLDER ARE ATTACHED HERETO

                          COUNTERPART SIGNATURE PAGE TO
                          REGISTRATION RIGHTS AGREEMENT


         The undersigned Holder hereby executes the Registration Rights Agreement among ZixIt Corporation, H. Wayne Huizenga and his affiliates and assigns as of the date first set forth above.



                                       -----------------------------------------

                                   SCHEDULE 1